CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AXA Premier VIP Trust of our report dated February 19, 2019, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds listed below for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

EQ/Conservative Allocation Portfolio	CharterSM Moderate Portfolio
EQ/Conservative-Plus Allocation Portfolio	CharterSM Multi-Sector Bond Portfolio
EQ/Moderate Allocation Portfolio	CharterSM Small Cap Growth Portfolio
EQ/Moderate-Plus Allocation Portfolio	CharterSM Small Cap Value Portfolio
EQ/Aggressive Allocation Portfolio	Target 2015 Allocation Portfolio
CharterSM Aggressive Growth Portfolio	Target 2025 Allocation Portfolio
CharterSM Conservative Portfolio	Target 2035 Allocation Portfolio
CharterSM Growth Portfolio	Target 2045 Allocation Portfolio
CharterSM Moderate Growth Portfolio	Target 2055 Allocation Portfolio

/s/ PricewaterhouseCoopers LLP

New York, New York

April 26, 2019